As filed with the Securities and Exchange Commission on November 7, 2000
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MDU RESOURCES GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                            41-0423660
  (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                               SCHUCHART BUILDING
                      918 EAST DIVIDE AVENUE, P.O. BOX 5650
                        BISMARCK, NORTH DAKOTA 58506-5650
                                 (701) 222-7900
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          ----------------------------

          MARTIN A. WHITE                          WARREN L. ROBINSON               THOMAS J. IGOE, JR., ESQ.
President and Chief Executive Officer    Executive Vice President, Treasurer and    Thelen Reid & Priest LLP
      MDU Resources Group, Inc.                  Chief Financial Officer              40 West 57th Street
         Schuchart Building                      MDU Resources Group, Inc.           New York, New York 10019
918 East Divide Avenue, P.O. Box 5650              Schuchart Building                    (212) 603-2000
Bismarck, North Dakota 58506-5650         918 East Divide Avenue, P.O. Box 5650
           (701) 222-7900                   Bismarck, North Dakota 58506-5650
                                                     (701) 222-7900

         (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)

                          ----------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          --------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================== ================= ================== =================== ==============
                                                     Proposed maximum   Proposed maximum     Amount of
    Title of each class of            Amount to       offering price        aggregate       registration
  securities to be registered        be registered       per unit        offering price         fee
--------------------------------- ----------------- ------------------ ------------------- --------------
Common Stock, $1.00 par value       4,500,000 shares    $28.5625 (1)      $128,531,250 (1)    $33,932.25
Preference Share Purchase Rights    4,500,000 rights         --                 --              --(2)
----------------------------------- ----------------- ------------------ ------------------- --------------

          (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and the low prices of MDU Resources' Common Stock as reported on the New York Stock Exchange composite tape on November 3, 2000.

          (2) Since no separate consideration is paid for the Preference Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Preference Share Purchase Rights, if any, is reflected in the market price of the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2000


                                4,500,000 SHARES
                            MDU RESOURCES GROUP, INC.
                                  COMMON STOCK

          MDU Resources Group, Inc. may issue and sell from time to time authorized but unissued shares of its common stock, together with attached preference share purchase rights (collectively, common stock).

          MDU Resources will provide specific information regarding its common stock, including the number of shares of its common stock to be sold and the offering price, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

          MDU Resources' common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "MDU." Any common stock sold pursuant to this offering will be listed on the New York Stock Exchange and the Pacific Exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

          The principal executive offices of MDU Resources are located at MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, and its telephone number is (701) 222-7900.

          MDU Resources may offer the common stock directly or through agents, underwriters or dealers. If an agent of MDU Resources or any underwriter is involved in the sale of any common stock in respect of which this prospectus is being delivered, the names of those agents or underwriters, any applicable discounts, commissions or allowances and a description of any indemnification arrangements will be set forth in a prospectus supplement. The "Plan of Distribution" section on page 9 of this prospectus provides more information on the topic.

                The date of this Prospectus is             , 2000.
                                               -------- ---

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

FORWARD-LOOKING STATEMENTS....................................................3

WHERE YOU CAN FIND MORE INFORMATION ABOUT MDU RESOURCES.......................3

MDU RESOURCES GROUP, INC......................................................4

USE OF PROCEEDS...............................................................4

DESCRIPTION OF COMMON STOCK...................................................4

PLAN OF DISTRIBUTION..........................................................9

EXPERTS......................................................................10

LEGAL OPINIONS...............................................................10

                           FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words anticipates, estimates, expects, intends, plans and predicts. These statements are based on assumptions that MDU Resources believes are reasonable, but are subject to a wide range of circumstances, including without limitation political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions, population growth rates and demographic policy, that may materially affect anticipated revenues, costs and future performance. Therefore, no assurance can be given by MDU Resources that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. For a discussion of other factors that may affect forward-looking statements contained herein or in the incorporated documents, see MDU Resources' latest Annual Report on Form 10-K or its most recent Quarterly Report on Form 10-Q.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT MDU RESOURCES

     MDU Resources files annual, quarterly and other reports and other information with the Securities and Exchange Commission. You can read and copy any information filed by MDU Resources with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     In addition, the Securities and Exchange Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission, including MDU Resources.

     The Securities and Exchange Commission allows MDU Resources to "incorporate by reference" the information that MDU Resources files with the Securities and Exchange Commission which means that MDU Resources may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus. MDU Resources is incorporating by reference the documents listed below and any future filings MDU Resources makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until MDU Resources terminates this offering. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     1. MDU Resources' Annual Report on Form 10-K for the year ended December 31, 1999 (including portions of the Annual Report to Stockholders);

     2. MDU Resources' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     3. MDU Resources' Registration Statement on Form 8-A dated November 12, 1998 and Amendment No. 1 thereto, dated March 23, 2000; and

     4. MDU Resources' Current Reports on Form 8-K, dated as of July 10, 2000, August 8, 2000, September 6, 2000, September 11, 2000, October 20, 2000 and October 27, 2000.

     You may request a copy of these documents, at no cost to you, by writing or calling Office of the Treasurer, MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900.

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and the prospectus supplement. MDU Resources has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. MDU Resources is not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

                            MDU RESOURCES GROUP, INC.

     MDU Resources is a diversified natural resource company incorporated under the laws of the State of Delaware in 1924. MDU Resources' principal executive offices are located at the following address: Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900.

     Montana-Dakota Utilities Co., a public utility division of MDU Resources, through the electric and natural gas distribution segments, generates, transmits and distributes electricity, distributes natural gas and provides related value-added products and services in the northern Great Plains. Great Plains Natural Gas Co., a public utility division of MDU Resources, distributes natural gas in eastern North Dakota and western Minnesota.

     MDU Resources, through its wholly owned subsidiary, Centennial Energy Holdings, Inc., owns WBI Holdings, Inc., Knife River Corporation and Utility Services, Inc.

     WBI Holdings is comprised of the pipeline and energy services and the oil and natural gas production segments. The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems and provides energy marketing and management services throughout the United States. The oil and natural gas production segment is engaged in oil and natural gas acquisition, exploration and production throughout the United States and in the Gulf of Mexico.

     Knife River mines and markets aggregates and related value-added construction materials products and services in the western United States, including Alaska and Hawaii, and also operates lignite coal mines in Montana and North Dakota.

     Utility Services is a full-service engineering, design and build company operating throughout the United States specializing in construction and maintenance of power and natural gas distribution and transmission systems as well as communication and fiber optic facilities.

                                 USE OF PROCEEDS

     Except as may otherwise be set forth in the prospectus supplement, the net proceeds from the sale of the common stock may be used for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes.

                           DESCRIPTION OF COMMON STOCK

COMMON STOCK - GENERAL

     The following is a description of MDU Resources' common stock. This description is not complete, and MDU Resources qualifies this description by referring to its restated certificate of incorporation, amended bylaws, indenture of mortgage, all of which MDU Resources incorporates herein by reference, and the laws of the state of Delaware. MDU Resources also refers to the rights agreement, dated as of November 12, 1998, between MDU Resources and Wells Fargo Bank Minnesota, N.A., as rights agent, that MDU Resources incorporates herein by reference.

     MDU Resources' restated certificate of incorporation authorizes it to issue 152,000,000 shares of stock, divided into four classes:

     o    500,000 shares of preferred stock, $100 par value;

     o    1,000,000 shares of preferred stock A, without par value;

     o    500,000 shares of preference stock, without par value; and

     o    150,000,000 shares of common stock, $1.00 par value.

DIVIDEND RIGHTS

     MDU Resources' board of directors may declare dividends on the common stock from any funds legally available for this purpose. MDU Resources may pay dividends on the common stock only if it has paid or provided for full cumulative dividends on all outstanding shares of preferred stock, preferred stock A and preference stock. MDU Resources' indenture of mortgage also contains certain restrictions on the payment or declaration of cash dividends on its common stock.

VOTING RIGHTS

     MDU Resources' common stock has one vote per share. The holders of MDU Resources' common stock are entitled to vote on all matters to be voted on by stockholders. The holders of MDU Resources' common stock do not have cumulative voting rights.

     The holders of the preferred stock, preferred stock A and preference stock do not have the right to vote, except as MDU Resources' board of directors establishes or as provided in MDU Resources' restated certificate of incorporation or bylaws or as determined by state law.

     The restated certificate of incorporation gives the holders of the preferred stock and the preferred stock A, or the preference stock, the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until MDU Resources pays the dividend arrearage, declares dividends for the current dividend period and sets aside the funds to pay the current dividends. In addition, the holders of certain series of the preferred stock and preferred stock A, and/or the holders of the preference stock, must approve certain amendments to the restated certificate of incorporation.

LIQUIDATION RIGHTS

     If MDU Resources should liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive certain amounts, as set forth in its restated certificate of incorporation, before MDU Resources can make any payments to the holders of its common stock. After the preferred and preference stock payments are made, the holders of MDU Resources' common stock are entitled to share in all its remaining assets available for distribution to stockholders.

OTHER RIGHTS

     MDU Resources' common stock is not liable to further calls or assessment. The holders of MDU Resources' common stock have no preemptive rights. MDU Resources' common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.

EFFECTS ON MDU RESOURCES' COMMON STOCK IF IT ISSUES PREFERRED OR PREFERENCE
STOCK

     MDU Resources' board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series. The board of directors has the authority to determine the terms of each series of any preferred or preference stock, within the limits of the restated certificate of incorporation and the laws of the state of Delaware.

These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

     If MDU Resources issues any preferred or preference stock, it may negatively affect the holders of its common stock. These possible negative effects include diluting the voting power of shares of its common stock and affecting the market price of its common stock. In addition, the ability of its board of directors to issue preferred or preference stock may delay or prevent a change in control of MDU Resources.

     There are 166,000 shares of preferred stock currently outstanding, and MDU Resources has reserved 60,000 shares of Series B preference stock for issuance in connection with its rights plan.

PROVISIONS OF MDU RESOURCES' RESTATED CERTIFICATE OF INCORPORATION AND ITS BYLAWS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

     MDU Resources' restated certificate of incorporation and bylaws contain certain provisions which will make it difficult to obtain control of MDU Resources if the board of directors does not approve the transaction. The provisions include the following:

     PROVISIONS RELATING TO MDU RESOURCES' BOARD OF DIRECTORS

          CLASSIFIED BOARD

     MDU Resources has divided the members of its board of directors into three classes. The number of directors in each class is to be as nearly equal as possible. Directors in each class are elected for a three-year term.

     This classification of the board of directors may prevent stockholders from changing the membership of the entire board of directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for a stockholder with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested stockholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers.

          NUMBER OF DIRECTORS, VACANCIES, REMOVAL OF DIRECTORS

     The restated certificate of incorporation provides that the board of directors will have at least 6 and at most 15 directors. Two-thirds of the continuing directors decide the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies.

     Directors may be removed only for cause and then only by a majority of the shares entitled to vote.

MEETINGS OF STOCKHOLDERS

          NO CUMULATIVE VOTING

     The restated certificate of incorporation does not provide for cumulative voting.

          ADVANCE NOTICE PROVISIONS

     The bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not less than 120 days prior to the date corresponding to the date on which MDU Resources first mailed its proxy materials for the prior year's annual meeting.

     The restated certificate of incorporation prevents stockholders from calling a special meeting. In addition, the restated certificate of incorporation provides that stockholder action may be taken only at a stockholders' meeting.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     The restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote in order to amend certain provisions, including provisions relating to the board of directors, unless two-thirds of the continuing directors approve such amendment.

PROVISIONS RELATING TO THE AUTHORIZATION OF CERTAIN BUSINESS COMBINATIONS

     The restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote for directors in order to authorize certain business combinations. Any business combination must also meet certain fair price and procedural requirements. However, if two-thirds of the continuing directors approve the business combination, then the vote of 80% of the common stock and the fair price provisions will not be required.

     There is also a provision permitting the board of directors to consider certain specified factors in determining whether or not to approve certain business combinations.

PROVISIONS OF DELAWARE LAW THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

     MDU Resources is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Subject to certain exceptions, this law prohibits it from engaging in certain business combinations with a person who owns 15% or more of its outstanding voting stock for a three-year period after the person acquires the stock. This prohibition does not apply if its board of directors approved of the business combination or the acquisition of its stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT; REGISTRAR

     The transfer agent and registrar for the common stock is Wells Fargo Bank Minnesota, N.A., South Saint Paul, Minnesota.

RIGHTS - GENERAL

     On November 12, 1998, the board of directors declared a dividend of one preference share purchase right for each outstanding share of common stock, par value $1.00 per share. The dividend was paid on December 1, 1998 to the stockholders of record on that date.

     MDU Resources' board of directors has adopted a rights agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of its outstanding common stock without the approval of the board of directors. The rights agreement should not interfere with any merger or other business combination approved by its board of directors.

     For those interested in the specific terms of the rights agreement between MDU Resources and Wells Fargo Bank Minnesota, N.A., as the rights agent, dated as of November 12, 1998, MDU Resources provides the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire rights agreement, a copy of which is available free of charge from MDU Resources.

     THE RIGHTS. MDU Resources' board of directors authorized the issuance of a preference share purchase right with respect to each issued and outstanding share of common stock on December 1, 1998. The preference share purchase rights will initially trade with, and will be inseparable from, the common stock. The preference share purchase rights are evidenced only by certificates that represent shares of common stock. New preference share purchase rights will accompany any new shares of common stock MDU Resources issues after December 1, 1998 until the distribution date described below.

     EXERCISE PRICE. Each preference share purchase right will allow its holder to purchase from MDU Resources one one-thousandth of a share of Series B preference stock for $125, once the preference share purchase rights become exercisable. This portion of a share of Series B preference stock will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the preference share purchase right does not give its holder any dividend, voting, or liquidation rights.

     EXERCISABILITY. The preference share purchase rights will not be exercisable until

     o 10 days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of MDU Resources' outstanding common stock, or, if earlier,

     o 10 business days (or a later date determined by MDU Resources' board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an acquiring person.

     MDU Resources refers to the date when the preference share purchase rights become exercisable as the "distribution date." Until that date, the common stock certificates will also evidence the preference share purchase rights, and any transfer of shares of common stock will constitute a transfer of preference share purchase rights. After that date, the preference share purchase rights will separate from the common stock and be evidenced by book-entry credits or by preference share purchase rights certificates that MDU Resources will mail to all eligible holders of common stock. Any preference share purchase rights held by an acquiring person are void and may not be exercised.

     MDU Resources' board of directors may reduce the threshold at which a person or group becomes an acquiring person from 15% to not less than 10% of the outstanding common stock.

     CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

     o FLIP IN. If a person or group becomes an acquiring person, all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of MDU Resources' common stock with a market value of $250, based on the market price of the common stock prior to such acquisition.

     o FLIP OVER. If MDU Resources is later acquired in a merger or similar transaction after the "preference share purchase rights distribution date," all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of the acquiring corporation with a market value of $250, based on the market price of the acquiring corporation's stock prior to such merger.

     PREFERENCE SHARE PROVISIONS.

     Each one one-thousandth of a share of Series B preference stock, if issued:

     o    will not be redeemable.

     o will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

     o will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

     o will have no voting power, except as otherwise provided by Delaware law or MDU Resources' restated certificate of incorporation.

     o will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of MDU Resources' common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth interest in a share of Series B preference stock should approximate the value of one share of common stock.

     EXPIRATION. The preference share purchase rights will expire on December 31, 2008.

     REDEMPTION. MDU Resources' board of directors may redeem the preference share purchase rights for $.01 per preference share purchase right at any time before any person or group becomes an acquiring person. If the board of directors redeems any preference share purchase rights, it must redeem all of the preference share purchase rights. Once the preference share purchase rights are redeemed, the only right of the holders of preference share purchase rights will be to receive the redemption price of $.01 per preference share purchase right. The redemption price will be adjusted if MDU Resources has a stock split or stock dividends of MDU Resources' common stock.

     EXCHANGE. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of MDU Resources' outstanding common stock, MDU Resources' board of directors may extinguish the preference share purchase rights by exchanging one share of common stock or an equivalent security for each such preference share purchase right, other than preference share purchase rights held by the acquiring person.

     ANTI-DILUTION PROVISIONS. MDU Resources' board of directors may adjust the purchase price of a share of Series B preference stock, the number of shares of Series B preference stock issuable and the number of outstanding preference shares purchase rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series B preference stock or common stock. No adjustments to the exercise price of less than 1% will be made.

     AMENDMENTS. The terms of the rights agreement may be amended by MDU Resources' board of directors without the consent of the holders of the preference share purchase rights. However, the board of directors may not amend the rights agreement to lower the threshold at which a person or group becomes an acquiring person to below 10% of its outstanding common stock. In addition, the board of directors may not cause a person or group to become an acquiring person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an acquiring person, the board of directors may not amend the agreement in a way that adversely affects holders of the preference share purchase rights.

                              PLAN OF DISTRIBUTION

     MDU Resources may sell the common stock offered by this prospectus in one of four ways: (i) through the solicitation of proposals of underwriters or dealers to purchase the common stock, (ii) through underwriters or dealers on a negotiated basis, (iii) directly to a limited number of purchasers or to a single purchaser or (iv) through agents. The prospectus supplement with respect to the common stock will set forth the terms of the offering of the common stock, including the name or names of any underwriters, dealers or agents, the purchase price of the common stock and the net proceeds to MDU Resources from such sale, any underwriting discounts, agents' commissions and other items constituting underwriting compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of the common stock will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth in the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the common stock being offered if any is purchased. If a dealer is used in the sale, MDU Resources will sell the common stock to the dealer as principal. The dealer may then resell the common stock at varying prices determined at the time of resale.

     The common stock may be sold directly by MDU Resources or through agents designated by MDU Resources from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the common stock and any commissions payable by MDU Resources to that agent. Unless otherwise indicated in the prospectus supplement, that agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement with respect to the common stock, MDU Resources may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the common stock from MDU Resources at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the delayed delivery contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with MDU Resources to indemnification by MDU Resources against certain civil liabilities, including certain liabilities under the Securities Act of 1933 or to contribution by MDU Resources with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

                                     EXPERTS

     MDU Resources' audited consolidated financial statements incorporated in this prospectus by reference to MDU Resources' Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

     The validity of the common stock has been passed upon for MDU Resources by Lester H. Loble, II, Esq., General Counsel for MDU Resources, and also by Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019.

                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE COMMON STOCK OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Securities and Exchange Commission Registration Fee....    $ 33,932.25
     Listing Fees...........................................    $ 22,150.00
     Printing and Engraving Expenses........................    $ 30,000.00
     Transfer Agent Fees....................................    $         0
     Legal Fees and Expenses................................    $ 75,000.00
     Accountants' Fees and Expenses.........................    $ 10,000.00
    Miscellaneous...........................................    $  3,917.75
                                                                -----------
                                                          Total $175,000.00
                                                                ===========
------------------------
* All amounts other than the Securities and Exchange Commission registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     MDU Resources' Bylaws include the following provision:

          7.07 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and
          (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

     (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of MDU Resources' directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. MDU Resources maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

ITEM 16.  EXHIBITS.

     Exhibit
     No.            Description
     -------        -----------

     *4(a) Restated Certificate of Incorporation of MDU Resources, as amended to date (filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 1999, in File No. 1-3480).

     *4(b) Bylaws of MDU Resources, as amended to date (filed as Exhibit 3(b) to Form 10-Q for the quarter ended September 30, 1998, in File No. 1-3480).

     *4(c) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-sixth through Forty-eighth Supplements thereto between MDU Resources and The New York Trust Company (The Bank of New York, successor Co-Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee) (filed as Exhibit 4(a) in Registration No. 33-66682, and as Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896, respectively).

     4(c)(i) Forty-ninth Supplemental Indenture dated as of July 1, 2000, between MDU Resources Group, Inc. and The Bank of New York and Douglas J. MacInnes, Co-Trustees, Supplemental to the Indenture of Mortgage dated as of May 1, 1939.

     *4(d) Rights Agreement, dated as of November 12, 1998, between MDU Resources and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank Minnesota, N.A.), Rights Agent, (filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480).

     5(a)           Opinion of Lester H. Loble, II, Esq., General Counsel to MDU
                    Resources.

     5(b)           Opinion of Thelen Reid & Priest LLP, counsel to MDU
                    Resources.

     23(a) Consent of Arthur Andersen LLP, independent public accountants.

     23(b) The consents of Lester H. Loble, II, Esq. and Thelen Reid & Priest LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

     24 Power of Attorney is contained on the first of two signature pages of this Registration Statement.

     -------------------
     * Incorporated herein by reference as indicated.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 7th day of November, 2000.

                                        MDU RESOURCES GROUP, INC.

                                        By: /s/ Martin A. White
                                           ------------------------------------
                                           Martin A. White
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                   Date
        ---------                           -----                   ----


/s/ Martin A. White                Chief Executive Officer     November 7, 2000
----------------------------       and Director
Martin A. White
(President and Chief Executive
Officer)


/s/ Douglas C. Kane                Chief Administrative &      November 7, 2000
----------------------------       Corporate Development
Douglas C. Kane                    Officer and Director
(Executive Vice President, Chief
Administrative & Corporate
Development Officer)


/s/ Warren L. Robinson             Chief Financial Officer     November 7, 2000
----------------------------
Warren L. Robinson
(Executive Vice President,
Treasurer and Chief Financial
Officer)


/s/ Vernon A. Raile                Chief Accounting Officer    November 7, 2000
----------------------------
Vernon A. Raile
(Vice President, Controller and
Chief Accounting Officer)


/s/ John A. Schuchart              Director                    November 7, 2000
----------------------------
John A. Schuchart
(Chairman of the Board)

        Signature                           Title                   Date
        ---------                           -----                   ----


/s/ San W. Orr, Jr.                Director                    November 7, 2000
----------------------------
San W. Orr, Jr.
(Vice Chairman of the Board)


                                   Director                               , 2000
----------------------------                                  -------- ---
Thomas Everist


/s/ Richard L. Muus                Director                    November 7, 2000
----------------------------
Richard L. Muus


/s/ Robert L. Nance                Director                    November 7, 2000
----------------------------
Robert L. Nance


                                   Director                               , 2000
----------------------------                                  -------- ---
John L. Olson


/s/ Harry J. Pearce                Director                    November 7, 2000
----------------------------
Harry J. Pearce


/s/ Homer A. Scott, Jr.            Director                    November 7, 2000
----------------------------
Homer A. Scott, Jr.


/s/ Joseph T. Simmons              Director                    November 7, 2000
----------------------------
Joseph T. Simmons


/s/ Sister Thomas Welder, O.S.B.   Director                    November 7, 2000
----------------------------
Sister Thomas Welder, O.S.B.

                                  EXHIBIT INDEX

     Item No.

     4(c)(i) Forty-ninth Supplemental Indenture dated as of July 1, 2000, between MDU Resources Group, Inc. and The Bank of New York and Douglas J. MacInnes, Co-Trustees, Supplemental to the Indenture of Mortgage dated as of May 1, 1939.

     5(a)           Opinion of Lester H. Loble, II, Esq., General Counsel to MDU
                    Resources.

     5(b)           Opinion of Thelen Reid & Priest LLP, counsel to MDU
                    Resources.

     23(a) Consent of Arthur Andersen LLP, independent public accountants.

     23(b) The consents of Lester H. Loble, II, Esq. and Thelen Reid & Priest LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

     24 Power of Attorney is contained on the first of two signature pages of this Registration Statement.